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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 26, 2003

                       PROTEIN POLYMER TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


            Delaware                0-19724                  33-0311631
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(State or other jurisdiction      (Commission              (IRS Employer
    of incorporation or           File Number)           Identification No.)
       organization)


10655 Sorrento Valley Road, San Diego, California             92121
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    (Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code: (858) 558-6064
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                                 Not Applicable
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         (Former name or former address, if changed since last report)



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Item 5.  Other Events.

      On March 26, 2003, the Registrant issued the press release attached hereto as Exhibit 99.1, which press release is incorporated by reference herein. In the release, the Registrant announces that a small group of institutional and accredited investors committed $3,005,000 for the purchase of an aggregate of 30,050 shares of the Company's Series I Preferred Stock together with warrants for the purchase of an aggregate of approximately 2,185,455 shares of common stock. The Series I Preferred Stock was priced at $100 per share. Investors in the private placement included the Taurus Advisory Group, the Johnson and Johnson Development Corporation, and other institutional and accredited investors.

            Each share of Series I Preferred Stock is convertible at any time at the election of the holder into approximately 182 shares of common stock at a conversion price of $0.55 per share, subject to certain antidilution adjustments. Each share of Series I Preferred Stock also received warrants to purchase common stock. Two warrants are exercisable at any time, each for approximately 27 shares of common stock, at exercise prices of $0.65 and $0.88 per share, and expire approximately eighteen months after the close of the offering; an additional warrant is exercisable at any time for approximately 18 shares of common stock at an exercise price of $1.65 per share, and expires approximately forty-eight months after the close of the offering. In addition, warrants to acquire 255,183 shares of common stock exercisable at any time and expiring approximately 5 years after issuance, were issued to Lane Capital Markets, LLC and The Saphire Group, LLC as a financial advisory fee. These securities have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent such registration or any applicable exemption therefrom.

            As a condition to the closing of the private placement, the Company agreed that at its annual meeting of stockholders to be held in April 2003, the size of the Company's board of directors would be decreased to seven, with current directors J. Thomas Parmeter, Ph.D., Edward J. Hartnett, Kerry L. Kuhn, M.D., Phillip J. Davis and George R. Walker to be renominated and Phillip Berman, M.D. and Edward G. Cape, Ph.D., to be nominated for initial terms for election by the Company's stockholders.

            In connection with the above private placement, the Company issued 200 shares of common stock in exchange for each share of its outstanding Series E Preferred Stock.


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Item 7.  Financial Statements, Pro Forma Financial Statements and Exhibits.


     (a)  Financial Statements of Business Acquired.

          Not Applicable.

     (b)  Pro Forma Financial Information.

          Not Applicable.

     (c)  Exhibits.

          Exhibit 99.1 Press Release of the Registrant dated March 26, 2003.


                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           Protein Polymer Technologies, Inc.,
                           a Delaware corporation


Date: March 27, 2003       By: /s/ J. Thomas Parmeter
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                               J. Thomas Parmeter
                               Chairman of the Board, President and
                               Chief Executive Officer



                                  EXHIBIT INDEX

Exhibit No.       Description
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Exhibit 99.1      Press Release of the Registrant dated March 26, 2003